EXHIBIT 99.3

Bioverativ Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On June 28, 2017, Bioverativ Inc. (Bioverativ) acquired all of the outstanding equity of True North Therapeutics, Inc. (True North) for upfront consideration of $395.7 million plus assumed cash. True North equityholders are also eligible to receive additional payments of up to $425.0 million contingent on the achievement of future development, regulatory and sales milestones. The upfront consideration was paid with cash. True North is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class product candidates for complement-mediated diseases.

The unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition on the historical operating results of Bioverativ and True North.  An unaudited pro forma condensed combined balance sheet as of the most recent interim period has not been presented in these financial statements pursuant to Regulation S-X Rule 11-02(c)(1) as the True North acquisition was reflected in the unaudited consolidated financial statements included in Bioverativ’s Form 10-Q for the quarterly period ended June 30, 2017 filed with the SEC on August 3, 2017.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2016 and the three months ended March 31, 2017, combines the historical consolidated statements of income of Bioverativ and True North, giving effect to the acquisition as if it had occurred on January 1, 2016.

Bioverativ has adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable,  and 3) have a continuing impact.

This information should be read in conjunction with:

(i)	The accompanying notes to the unaudited pro forma condensed combined financial statements;

(ii)

The separate historical consolidated financial statements of Bioverativ for the year ended December 31, 2016 included in Bioverativ’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”) on March 24, 2017;

(iii)

The separate historical consolidated financial statements of Bioverativ for the three months ended March 31, 2017 included in Bioverativ’s Form 10-Q for the three months ended March 31, 2017 filed with the SEC on May 12, 2017;

(iv)

The separate historical consolidated financial statements of Bioverativ for the six months ended June 30, 2017 included in Bioverativ’s Form 10-Q for the six months ended June 30, 2017 filed with the SEC on August 3, 2017;

(v)	The separate historical financial statements of True North as of and for the year ended December 31, 2016 included in Exhibit 99.1 within this Form 8-K/A; and

(vi)	The separate historical financial statements of True North as of and for the three months ended March 31, 2017 included in Exhibit 99.2 within this Form 8-K/A.

Bioverativ funded the up-front cash component of the purchase consideration of approximately $395.7 million through (i) $50.0 million borrowing from a $175.0 million revolving credit facility; and (ii) existing cash and cash equivalents.

The unaudited pro forma condensed combined financial information has been prepared by management in accordance with SEC Regulation S-X Article 11 for illustrative purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. The unaudited pro forma condensed combined financial statements do not purport to project the future financial position or results of operations of the combined entity. In addition, the unaudited pro forma condensed combined financial statements reflect preliminary estimates and assumptions based on information available at the time of preparation, including preliminary fair value estimates of True North’s assets and liabilities acquired by Bioverativ. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting may occur and could be material.

Bioverativ Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the three months ended March 31, 2017

(in millions, except per share data)

	Bioverativ	True North	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Product, net	$ 241.9	$ 0.1	-		$ 242.0
Collaboration	17.2	-	-		17.2
Total revenues	259.1	0.1	-		259.2
Cost and expenses:
Cost of sales	63.3	-	-		63.3
Research and development	36.9	6.0	-		42.9
Selling, general and administrative	47.0	1.8	-		48.8
Total costs and expenses	147.2	7.8	-		155.0
Income (loss) from operations	111.9	(7.7)	-		104.2
Other income (expense), net	(0.4)	0.2	(0.2)	4(a)	(0.4)
Income (loss) before income tax expense (benefit)	111.5	(7.5)	(0.2)		103.8
Income tax expense (benefit)	42.2	-	(2.7)	4(b), 4(c)	39.5
Net income (loss)	$ 69.3	$ (7.5)	$ 2.5		$ 64.3

Net Income (loss) per share:
Basic earnings per share	$ 0.64				$ 0.60
Diluted earnings per share	$ 0.64				$ 0.59
Weighted average shares used in calculating:
Basic earnings per share	108.0				108.0
Diluted earnings per share	108.2				108.2

Bioverativ Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2016

(in millions, except per share data)

	Bioverativ	True North	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Product, net	$ 846.6	$ 0.1	-		$ 846.7
Collaboration	40.8	-	-		40.8
Total revenues	887.4	0.1	-		887.5
Cost and expenses:
Cost of sales	237.9	-	-		237.9
Research and development	178.8	15.5	-		194.3
Selling, general and administrative	178.3	5.0	-		183.3
Total costs and expenses	595.0	20.5	-		615.5
Income (loss) from operations	292.4	(20.4)	-		272.0
Other income (expense), net	(0.5)	0.6	(0.5)	4(a)	(0.4)
Income (loss) before income tax expense (benefit)	291.9	(19.8)	(0.5)		271.6
Income tax expense (benefit)	(147.7)	-	(7.1)	4(b), 4(c)	(154.8)
Net income (loss)	$ 439.6	$ (19.8)	$ 6.6		$ 426.4

Net Income (loss) per share:
Basic earnings per share	$ 4.07				$ 3.95
Diluted earnings per share	$ 4.07				$ 3.95
Weighted average shares used in calculating:
Basic earnings per share	108.0				108.0
Diluted earnings per share	108.0				108.0

Bioverativ Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of the transaction

On June 28, 2017, Bioverativ Inc. (Bioverativ) acquired all of the outstanding equity of True North Therapeutics, Inc. (True North) for upfront consideration of $395.7 million plus assumed cash. True North equityholders are also eligible to receive additional payments of up to $425.0 million contingent on the achievement of future development, regulatory and sales milestones. The upfront consideration was paid with cash. True North is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class product candidates for complement-mediated diseases.

2.	Basis of Presentation

An unaudited condensed combined balance sheet as of the most recent interim period has not been presented in these financial statements pursuant to Regulation S-X Rule 11-02(c)(1) as the True North acquisition was reflected in the unaudited consolidated financial statements included in Bioverativ’s Form 10-Q for the quarterly period ended June 30, 2017 filed with the SEC on August 3, 2017. The unaudited pro forma condensed combined statements of income of Bioverativ have been prepared to give effect to the True North acquisition. The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2017 and year ended December 31, 2016 combines the historical results of Bioverativ and True North and gives effect to the True North acquisition as if it had occurred on January 1, 2016.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. As such, the consideration paid has been allocated to the assets and liabilities acquired based on management’s preliminary estimates of the fair values of those assets and liabilities using preliminary valuation analyses. Accordingly, the purchase price allocation adjustments reflected in the following unaudited pro forma condensed combined statements of income are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined statements of income. Differences between these preliminary estimates and the final purchase accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

3.	Accounting policies

Bioverativ is not aware of any differences that would have a material impact on the historical consolidated financial statements of the combined company.  The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

4.	Pro Forma Adjustments

Bioverativ maintains an $175 million revolving credit facility.  Interest expense is associated with Bioverativ’s revolving credit facility and a $50 million borrowing to fund a portion of the purchase price of True North.

(a)	Reflects interest expense associated with Bioverativ’s revolving credit facility.

(b)	Reflects related tax effects associated with pro forma interest expense.

As a result of the acquisition, Bioverativ will be able to utilize the net operating losses generated by True North.

(c)	Reflects the current tax benefit using a 35% statutory tax rate associated with True North operating losses for each of the periods presented.